Exhibit 10.1

MEMBERSHIP INTERESTS SALE AGREEMENT

(JERSEY WALK PHASE I, LLC)

DATED AS OF January 30th, 2019

JERSEY WALK PHASE I, LLC a New Jersey Limited Liability

Company and

CMT Developers, LLC a ___________________Company

Annex A

Defined Terms

Exhibit I

Subject Property Debt

SALE AGREEMENT, dated as of January 25, 2019 (the “Agreement”), by and among the following Persons:

1.

CMT Developers, LLC, a New Jersey Limited Liability Company located at 1950 Rutgers University Blvd. Lakewood, NJ 08701, (the “Seller”);

2.

JERSEY WALK PHASE I, LLC, a New Jersey Limited Liability Company and 100% owned by Alpha Investment Inc located at 344 Grove Street , #2 #4072 Jersey City, NJ 07302 and who’s mailing address is 150 SE 2nd Ave, PH4, Miami, FL 33131 (the “Buyer”), and

WHEREAS, the BUYER desires to acquire the direct or indirect interests in certain membership units, real property and related assets and interests, including the Subject Property described below;

WHEREAS, the BUYER is a publicly traded company with an effective Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) with lists its shares on the OTC Markets so that its shares of common stock, par value $0.001 (“Common Stock”), are eligible for listing and listed and traded on such market or effect another transaction so that its shares of Common Stock (or shares received in connection with a merger) are so listed;

Subject Property

WHEREAS the rights, benefits and interests of the Seller relative to the real property and related assets and interests (collectively, the “Subject Property”) to be transferred by the Sellers pursuant to the Agreement consists of the following:

1.  The membership interests in Special Purpose Vehicle Entities described as Seller generally consisting of fee ownership in properties described as the parcel(s) of land commonly known as 900 Lafayette St., Elizabeth City, NJ 07201 (the “NJ Property” all buildings, structures, fixtures, parking areas, and other improvements located on the Land (collectively, the “Improvements”) (the Land and Improvements collectively, the “Underlying Property”);

In addition, the Subject Property is subject to certain other loans, advances or payment obligations (collectively, the “Subject Property Debt”) as summarized in Exhibit I to this Agreement; 34

Consideration to by paid by BUYER

WHEREAS, the consideration for the purchase of the Sold Entity and the interests of the Sold Entity in the Subject Property is cash and the number and classes of shares described in Section 1.02(b) (the “Transaction Shares”);

Ownership of the Sold Entity and its Subsidiaries

WHEREAS, the Sold Entity is currently owned, directly by CMT Developers, LLC.

Capitalized Terms

WHEREAS, certain capitalized terms that are used in this Agreement shall have the respective meanings ascribed to them as set forth in Annex A attached hereto.

I.

THE SALE

Section 1.01

Sold Entity and its Interests in Subject Property.

(a)

Sold Interests. On the Closing Date, each Seller shall sell, convey, transfer and assign (the “Sale”) all rights in, to and under the Sold Entity, including without limitation, all rights in, to and under the limited liability company interests (collectively, the “Sold Interests”) in the Sold entity, owned or held or permitted to acquire by such Seller, in each case, to ALPHA, in exchange for the Transaction Shares to be issued to such Seller.

(b)

Liens.

(i)

Subject to the provisions of Section 1.01(b)(ii), the sale, conveyance, transfer and assignment of the Sold Interests shall be free and clear of all pledges, claims, liens, liabilities, charges, preferences, priorities, restrictions, encumbrances and security interests, in each case, of any kind or nature whatsoever (collectively, “Liens”);

(ii)

The Sold Interests are currently subject to the Liens listed on Schedule 1.01(b) (the “Subject Liens”). The Sold Interests will be purchased at the Closing subject to the Subject Liens.

Section 1.02

Consideration by the BUYER.

(a)

Stock Consideration. The aggregate consideration or purchase price payable by ALPHA for the contributions or other conveyance, transfer and assignments of the Sold Interests is an amount the parties agree is equal to $45,000,000 and are not subject to adjustments including the adjustments set below in this agreement (the “Purchase Price”). Such consideration shall be paid by the BUYER issuing and delivering the Transaction Shares, which shall be shares of its free trading Common Stock (“Common Stock”) to the Sellers or their designee as directed by a payment direction letter delivered by the applicable Seller to the BUYER, which consideration shall be subject to reduction as contemplated by this Agreement.

(b)

Computation of the Number of Transaction Shares.   For the purposes of this Agreement, the Transaction Shares shall be the following:

(i)

The following shares of capital stock of the BUYER, subject to adjustment as provided in this agreement:

(A)

3,000,000 shares of Alpha Investment Inc common stock.

(ii)

With respect to any reduction of the number of the Transaction Shares the deemed value of the Transaction Shares shall be as follows:

(1)

The shares of Common Stock will have a deemed fixed value of $15.00 per share.

Section 1.03

Escrow of 3,000,000 Shares. At closing the Seller hereby agrees to deposit the shares with the Sellers designated escrow agent that will coordinate the disposition of the Sellers shares at a price of no less than $15.00 per share.

Section 1.04

Directors and Officers. The directors and officers of the BUYER and its subsidiaries as of the Closing Date shall be such individuals as designated by the BUYER.

Section 1.05

Release of Claims. Each Seller, for itself and on behalf of each of its Affiliates, hereby releases and discharges the Sold Entity and each Sold Entity Subsidiary from and against each claim that such Seller or any of its Affiliates has against the Sold Entity or any Sold Entity Subsidiary, including all payables by the Sold Entity or any Sold Entity Subsidiary and each claim any Seller or any of their Affiliates that have been made.

Section 1.06

Managing Member. The Buyers Operating Agreement shall state that one representative from the Selling group shall be a Managing member of the Buyers LLC acquiring the asset and shall have the sole discretion over the disposition of the asset for a sale price of no less than the $45,000,000. Upon completion of the Subject Property Phase I, that managing member’s sole discretion over the disposition shall revert back to the Buyer.

Section 1.07

Buyer Responsible For Mortgage Payments. Buyer shall assume responsibility for and make all mortgage payments due current First Lien lender, TBG Funding, LLC until said lender is paid in full.

Section 1.08

First Lien Holder. All first monies in shall go towards paying off the current first lien holder, TBG Funding, LLC in full for the amount financed by TBG Funding, LLC totaling approximately $15,500,000 (the “First Loan”).

II.

CONDITIONS PRECEDENT

Section 2.01

Conditions Precedent. The respective obligations of each party to effect the transactions described in ARTICLE I and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the mutual consent of Sellers and the BUYER:

(a)

Consents.   The parties have received all consents necessary to effectuate the transactions contemplated by this Agreement including, without limitation, the following:

(i)

The consent of each of Sellers to take such actions to consummate the transactions contemplated by Article I and the other transactions contemplated by this Agreement, including any consents required by the members or shareholders in any such Person; and

(ii)

The consent of the BUYER for it, to take such actions to consummate the transactions contemplated by Article I and the other transactions contemplated by this Agreement.

Section 2.02

INTENTIONALLY OMITTED

Section 2.03

INTENTIONALLY OMITTED

III.

CLOSING

Section 3.01

Closing. The closing of the Sale and the other transactions described in Section 1.01 and the issuance of the Transaction Shares effective on the Closing Date described in Section 1.02 (the “Closing”) shall take place as promptly as practicable on or after the date of this Agreement unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the date and time of the Closing being referred to in this Agreement as the “Closing Date”). The Closing shall be a digital closing and all signatures may be executed electronically and, when executed and delivered via electronic means, will constitute valid and legally binding obligations of BUYER and SELLER and enforceable in accordance with their terms unless another place is agreed to in writing by the parties hereto. For the avoidance of doubt, there is no obligation that any representative of any Seller or BUYER be physically present at the Closing and, rather, such parties, through their authorized representatives, may participate in the Closing remotely.

Section 3.02

Closing Deliveries. As soon as practicable on the Closing Date, the parties hereto shall cause the transactions described in Article I to be consummated by the following:

(a)

Deliveries by the Seller Parties. The Seller Parties shall deliver to BUYER the following:

(i)

An assignment of the Sold Interests in form acceptable to the BUYER, which shall constitute 100% of the equity interests in the Sold Entity;

(A)

All general and subsidiary ledgers and other financial books of account; all financial statements, all vender lists and accounts payables, all material contracts relating to the Subject Property.

(B)

All architectural and development plans, including the CAD files; and

(b)

Deliveries by the BUYER. The BUYER shall deliver the Transaction Shares to the Seller Parties

IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01   Representations and Warranties of the Seller Parties. Except as set forth in the disclosure letter, dated the date hereof and delivered to the BUYER in connection with the execution and delivery of this Agreement (the “Seller Disclosure Letter”), each Seller Party represents and warrants to the BUYER, jointly and severally, as follows:

(a)

Organization, Standing and Power.   Each Seller Party is a corporation or limited partnership or limited liability company duly formed, validly existing and in good standing under the laws of the State of its incorporation or formation, and has all of the requisite power, corporate or other, authority and all necessary government approvals or licenses to own, lease, operate its properties and to carry on its business as now being conducted. Each Seller Party is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Seller Material Adverse Effect. Each jurisdiction in which a Seller Party is qualified or licensed to do business under which it conducts business in any jurisdiction is identified in Section 4.01(a) of the Seller Disclosure Letter. Seller has heretofore made available to Seller complete and correct copies of the articles of incorporation, certificate of limited partnership or certificate of formation of each of the Seller Parties, each, as amended to the date of this Agreement (each, a “Seller Charter”), and bylaws or limited partnership agreement or limited liability company of each Seller Party, each, as amended through the date hereof (each, a “Seller Bylaws”). The Seller Charter and the Seller Bylaws of each Seller Party is in full force and effect on the date of this Agreement and a true and complete copy of each Seller Charter and Seller Bylaws is attached as an exhibit to Section 4.01(a) of the Seller Disclosure Letter.

(b)

Ownership of the Seller Parties.

(i)

Intentionally Omitted

(ii)

Intentionally Omitted

(iii)

Intentionally Omitted

(iv)

The Sold Entity owns 100% of the equity interests in CMT Developers, LLC.

(v)

All outstanding equity interests in the Sold Entity and each Sold Entity Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable.

(vi)

There are no subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights of first offer, rights (including preemptive rights or purchase options), commitments, assignment of any profits, cash flows or any similar arrangements or agreements or any agreement or commitment to issue or grant any of the foregoing (each, a “Convertible Security”) in any of the Sold Entity or any Sold Entity Subsidiary.

(c)

Authority; No Violations; Consents and Approval.

(i)

The Members and the Managers of Sellers have approved and declared advisable the sale, disposition, transfer and assignment of the Subject Property and the other transactions contemplated by this Agreement.

(ii)

Each Seller Party has all requisite corporate or partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(iii)

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, or other organizational action on the part of each Seller Party. This Agreement has been duly executed and delivered by each Seller Party, and assuming due execution and delivery by each of the BUYER constitutes legal, valid and binding obligations of each Seller Party, enforceable against each Seller Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium  and  other  laws  of  general  applicability relating to or affecting  creditors’  rights  and  by  general  principles  of  equity  (regardless  of  whether  such enforceability is considered in a proceeding in equity or at law).

(iv)

The execution and delivery of this Agreement by each Seller Party does not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under, require the consent or approval of any third party under, any provision of:

(A)

the Seller Charter or the Seller Bylaws or any provision of the comparable charter or organizational documents of any of the Seller Parties,

(B)

(C)

any federal, state or local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (each, a “Governmental Entity”), including any judicial or administrative interpretation thereof (“Law”) or any award, judgment, injunction, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Entity or private arbitrator of competent jurisdiction (“Order”) applicable to or binding upon any Seller Party, or any of their respective properties or assets.

(v)

No consent, approval, Order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity or other Person, is required by or on behalf of any Seller Party in connection with the execution and delivery of this Agreement by each Seller Party or the consummation by each Seller Party of the transactions contemplated hereby, except for:

(A)

Such consents and approvals required to be obtained under the Seller Charter or Seller Bylaws, all of which are listed on Section 4.01(c)(v)(A) of the Seller Disclosure Letter, each of which has been duly obtained and is in full force and effect without any reservations or limitations on the Closing Date

(B)

such filings as may be required in connection with state or local transfer Taxes; and

(C)

any such other consent, approval, Order, authorization, registration, declaration, filing or permit that the failure to obtain or make, individually or in the aggregate, would not constitute a Seller Material Adverse Effect.

(d)

Property Documentation.

(e)

(h)

(i)

Taxes. Except as disclosed in Section 4.01(i) of the Seller Disclosure Letter:

(i)

The Sold Entity and the Sold Entity Subsidiaries are not a party to (A) any Tax allocation or sharing agreement or (B) any tax protection agreement.

(ii)

The Sold Entity and the Sold Entity Subsidiaries do not have any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor.

(iii)

No Seller Party or the Sold Entity and the Sold Entity Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 2904(b)(2).

(iv)

The Sold Entity and the Sold Entity Subsidiaries have not since the date of its formation been classified for U.S. federal income tax purposes as an association taxable as a corporation, or as a  “publicly traded  partnership” within  the  meaning of Section 7704(b) of the Code.

(v)

The Sale is a not a transaction that requires withholding under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and neither Seller Party is a foreign person within the meaning of the Code.

(j)

Benefit Plans. No Seller Party, and neither the Sold Entity or any Sold Entity Subsidiary has any liability under Employee Retirement Income Security Act (“ERISA”) directly or through any Affiliate.

(k)

Labor Matters. No Seller Party, and neither the Sold Entity or any Sold Entity Subsidiary is subject or party to any collective bargaining agreement.

(n)

Material Contracts.

(i)

(ii)

There is no non-competition agreement or other contract or agreement that contains covenants that restrict in any material resect the Sold Entity or any Sold Entity Subsidiary’s ability to compete in any line of business or with any Person in any geographical areas.

(iii)

No Person has any right to acquire any equity interest in the Sold Entity or in any Sold Entity Subsidiary or any right to the cash flows or income of any such Person.

(o)

Investment Company Act of 1940. No Seller Party and neither the Sold Entity nor any Sold Entity Subsidiary is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(p)

No Other Business. Each of the Sold Entity and each Sold Entity Subsidiary was formed solely for the ownership of the Underlying Property (directly or indirectly) and has not engaged in any other business activities.

(q)

Solvency.

(i)

Immediately after giving effect to the Sale and the transactions contemplated by this Agreement, including the issuance of the Transaction Shares: (i) the fair value of the assets of each Seller Party (individually), at a fair valuation, will exceed the debts and liabilities,  direct,  subordinated,  contingent  or  otherwise,  of  each  Seller  Party (individually), respectively; (ii) the present fair saleable value of the property of each Seller Party (individually), will be greater than the amount that will be required to pay the probable liabilities and obligations of such Person; (iii) each Seller Party (individually) will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Seller Party (individually) will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(ii)

On the Closing Date, no Seller Party will cause itself to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its indebtedness.

(r)

Due Diligence. Each Seller Party hereby acknowledge and agree that they are acquiring the Transaction Shares after completion of their own due diligence which they have conducted to the extent they have deemed necessary or appropriate, however, such due diligence shall not effect any representation or warranty of the BUYER provided in this Agreement. Each Seller Party has been provided all information requested with respect to the investment decision being made to acquire the Transaction Shares. Each Seller Party is acquiring the Transaction Shares in a transaction that does not involve a public offering and no Seller Party has any intention of distributing or selling or being part of the distribution of any of the Transaction Shares in a manner that could cause a violation of the Securities Act. Each Seller Party acknowledges the secured bridge financing of the BUYER and the obligations of such Person and that the acquisition of the Sold Interests is part of the initial assets or investments of the BUYER.

Section 4.02

Representations and Warranties of the BUYER. Except as set forth in the disclosure letter, dated the date hereof and delivered to the BUYER in connection with the execution  and  delivery of this Agreement (the “Alpha Disclosure Letter”),  each  of the BUYER represents and warrants to the Seller Parties, jointly and severally, as follows:

(a)

Organization, Standing and Power.

(i)

Each of the BUYER is a corporation or limited partnership, respectively, duly formed, validly existing and in good standing under the laws of the State of its incorporation or formation, and has all of the requisite power, corporate or other, authority and all necessary government approvals or licenses to own, lease, operate its properties and to carry on its business as now being conducted. Each of the BUYER is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute a Alpha Material Adverse Effect. Each jurisdiction in which the BUYER is qualified or licensed to do business under which it conducts business in any jurisdiction is identified in Section 4.02(a) of the Alpha Disclosure Letter. The BUYER has heretofore made available to each Seller Party complete and correct copies of the articles of association, certificate of limited partnership of each of the BUYER each, as amended to the date of this Agreement (each, a “BUYER Charter”), and bylaws or limited partnership agreement, each, as amended through the date hereof (each, a“BUYER Bylaws”). The BUYER Charter and the BUYER Bylaws of each of the BUYER is in full force and effect on the date of this Agreement and a true and complete copy of each BUYER Charter and BUYER Bylaws has been previously provided to Sellers.

(b)

Capital Stock of the BUYER. The terms and conditions of the Common Stock are as provided in the Amended Articles of Incorporation, previously provided to the BUYER.

(c)

Authority; No Violations; Consents and Approval.

(i)

The Board of Directors of the BUYER has approved and declared advisable the acquisition of the Subject Property, the issuance of the Transaction Shares and the other transactions contemplated by this Agreement on behalf of the BUYER.

(ii)

Each of the BUYER has all requisite corporate or partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(iii)

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, or other organizational action on the part of each of the BUYER. This Agreement has been duly executed and delivered by each of the BUYER, and assuming due execution and delivery by each of the Seller Parties, constitutes legal, valid and binding obligations of each of the BUYER, enforceable against each of the BUYER in accordance with its terms, except as such enforceability may be limited  by  bankruptcy,   insolvency,  reorganization,   moratorium  and  other   laws  of  general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)

The execution and delivery of this Agreement by each of the does not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation under, require the consent or approval of any third party under, any provision of:

(A)

the BUYER Charter or the BUYER Bylaws,

(B)

any loan or credit agreement or note, or any bond, mortgage, indenture, joint venture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to any of the BUYER, or to which their respective properties or assets are bound, or

(C)

any federal, state or local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any Law or any Order applicable to or binding upon any of the BUYER, or any of their respective properties or assets.

(v)

No consent, approval, Order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity or other Person, is required by or on behalf of any of the BUYER in connection with the execution and delivery of this Agreement by each of the BUYER or the consummation by each of the BUYER of the transactions contemplated hereby, except for:

(A)

Such consents and approvals required to be obtained under the BUYER Charter or BUYER Bylaws have been duly obtained and is in full force and effect without any reservations or limitations on the Closing Date;

(B)

such filings as may be required in connection with state or local transfer Taxes; and

(C)

any such other consent, approval, Order, authorization, registration, declaration, filing or permit that the failure to obtain or make, individually or in the aggregate, would not constitute a BUYER Material Adverse Effect.

(d)

Absence of Certain Changes or Events.

(i)

As of the date of this agreement the BUYER has conducted their business only in the ordinary course consistent with past practice and there has not been:

(A)

a BUYER Material Adverse Effect;

(B)

any amendment of any material term of any outstanding security of the BUYER other than as provided in the BUYER Charter or BUYER Bylaws; or

(C)

any change in any method or practice of financial accounting by the BUYER

(e)

[Intentionally Omitted]

(f)

No Default. The BUYER is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of (i) any material term, condition or provision of its BUYER Charter or the BUYER Bylaws, (ii) except for Liabilities incurred prior to January 15, 2019, any term, condition or provision of any loan or credit agreement or any note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which any such the BUYER is now a party or by which any such Person or any of their respective properties or assets is bound, or (iii) any Law or Order applicable to or binding upon any such Person or any of their respective properties or assets, except for defaults or violations that have been cured in full.

(g)

Compliance with Applicable Laws.   Each  of the BUYER holds all permits, licenses, certificates, registrations, variances, exemptions, Orders, franchises and approvals of all Governmental Entities necessary or required by any applicable Law or Order for the lawful conduct of  their  respective  businesses  (the  “BUYER  Permits”),  except  where  the  failure  so  to hold, individually or in the aggregate, does not constitute and would not reasonably be expected to result in a Alpha Material Adverse Effect. Each of the BUYER is in compliance with the terms of the Alpha Permits, except where the failure to so comply, individually or in the aggregate, does not constitute and would not reasonably be expected to result in a Alpha Material Adverse Effect. Except as would not, individually or in the aggregate, constitute and would not reasonably be expected to result in a Alpha Material Adverse Effect, the businesses of each of the BUYER is not being and has not been conducted in violation of any Law or Order. No investigation or review by any Governmental Entity with respect to any of the BUYER is pending or, to the Knowledge of Alpha, is threatened, other than those the outcome of which, individually or in the aggregate, would not constitute a Alpha Material Adverse Effect.

(h)

Litigation. Except as described in reasonable detail in Section 4.02(h) of the Alpha Disclosure Letter, there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of Alpha, threatened against or affecting any of the BUYER or any of their respective property or threatened against or affecting any of the BUYER that questions the right and authority of any of the BUYER or OPCO to enter into this Agreement or to acquire the Sold Interests.

(i)

Taxes. Each of the BUYER has timely filed or has had timely filed on its behalf (taking into account extensions) all Tax Returns required to be filed by it or on its behalf, and all such Tax Returns were, at the time filed, true, correct and complete; (B) each such Person has paid all Taxes required to be paid by it; and (C) there are no Liens for any material Taxes on any assets of any such Person.

(j)

Benefit Plans.

(i)

The BUYER do not have any liability under ERISA directly or through any Affiliate.

(k)

Labor Matters. The BUYER are not subject or party to any collective bargaining agreement.

(l)

Environmental Matters.

(i)

The BUYER is not in violation of any applicable Law or Order relating to pollution or  protection of public health and safety,  the environment  (including indoor or ambient air, surface water, groundwater, land surface or subsurface) or natural resources, including laws and regulations relating to the release or threatened release of any Hazardous Materials or to Environmental Laws; and

(ii)

The BUYER has not received any written notice of, and there are no, pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Materials or any Environmental Law against or affecting any such Person that have not been remedied or cured, and to the Knowledge of Alpha there is no basis therefor, in each case, except as would not, individually or in the aggregate, have a Alpha Material Adverse Effect.

(iii)

The BUYER has not entered into, agreed to or is bound by any material consent decree or order or is a party to any material judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

(m)

Brokers. No broker, investment banker or other Person is entitled to any brokers’, finder’s or other similar finder’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the BUYER.

(n)

Business of the BUYER. As of the date of this Agreement, the business of the BUYER has been to identify and attempt to acquire real estate assets and to raise money in connection with such business and commercial real estate lending through the sale of its securities through an effective registration statement on Form S-1 under the Securities Act.

(o)

Investment Company Act of 1940. Neither the BUYER is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(p)

Solvency.

(i)

Immediately after giving effect to the Sale and the transactions contemplated by this Agreement, including the issuance of the Transaction Shares: (i) the fair value of the assets of each of the BUYER, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of each such Person; (ii) the present fair saleable value of the property of each such Person, will be greater than the amount that will be required to pay the probable liabilities and obligations of such Person; (iii) each such Person will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each such Person will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(ii)

On the Closing Date, neither the BUYER will cause itself to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its indebtedness.

(q)

Due Diligence. BUYER hereby acknowledge and agree that they are acquiring the Subject Property after completion of their own due diligence which they have conducted to the extent they have deemed necessary or appropriate, however, such due diligence shall not effect any representation or warranty of the Seller Parties provided in this Agreement.

V.

COVENANTS

Section 5.01

Covenants of Seller Parties. Each of the Seller Parties agrees that, unless the BUYER agrees, in writing (which agreement shall not be unreasonably withheld or conditioned), or otherwise stated in this Agreement:

(a)

Release Time.   Until the earlier of the Closing Date and the abandonment or termination of this Agreement pursuant to Article VI or otherwise (the “Release Time”):

(i)

no amendment will be made to the Seller Charter or the Seller Bylaws;

(ii)

no equity interest or Convertible Security shall be issued or sold by the Sold Entity or any Sold Entity Subsidiary;

(iii)

no Lien shall be incurred or permitted with respect to the Sold Interests;

(b)

Access to Books and Records. Until the Release Time, each Seller Party will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of the BUYER or any of its subsidiaries or lenders, upon the reasonable request of the BUYER, free and full access to the books and records of the Subject Property.

(c)

Conduct of Affairs. Until the Release Time, each Seller Party will conduct its affairs so that at the Closing Date no representation, covenant or agreement of any Seller Party under this Agreement will be breached by reason of the actions or omissions of any Seller Party.

(d)

Performance of Covenants Prior to the Closing. Each Seller Party will act in good faith so that at the Closing Date no covenant or agreement of any Seller Party under this Agreement will be breached, and no condition in this Agreement to be performed on the party of Sellers will remain unfulfilled by reason of the actions or omissions of any Seller Party.

(e)

Advise of Material Occurrences. Until the Release Time, each Seller Party will promptly advise the BUYER of any material fact or occurrence or any pending or threatened material occurrence of which any Seller Party obtains knowledge and which (if existing and known at the date of the execution of this Agreement) any Seller Party has reason to believe would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Closing Date) any Seller Party has reason to believe would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing Date) any Seller Party has reason to believe would cause a condition to any party’s obligations under this Agreement not to be fully satisfied and make any of the statements provided by any Seller Party with respect to the Subject Property that would be required to be stated in a Registration Statement or Exchange Act Filing (under Regulation S-K) not true and correct in all material respects or omit any material fact which any Seller Party has reason to believe would make the statements made therein not true and correct in all material respects, it being understood that Seller is not and will not be involved in the preparation of the Registration Statement or Exchange Act Filing (which will be prepared by the BUYER and its professional advisors) and except with respect to such information will have no responsibility therefor. SELLER shall provide such information that the BUYER reasonably requests for inclusion in the Registration Statement or the Exchange Act Filing and provide a representation and warranty with respect to the accuracy and completeness of such information.

(h)

Further Approvals.  The Seller Parties shall not make any agreement or reach any understanding as a condition for obtaining any consent, authorization, approval, order, license,   certificate, or permit required for the consummation of the transactions contemplated by this  Agreement without first obtaining the approval of the BUYER.

(i)

Transfer Tax  Statutes.    The Buyer shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing    before the Closing Date, it being understood that Seller is expected to take direction regarding    these matters from BUYER or its counsel.  Buyer is paying all transfer taxes.

Section 5.02

Covenants of BUYER.  Each of BUYER agrees that, unless the Seller Parties agree, in writing, acting reasonably, or otherwise stated in this Agreement until the earlier of the Closing Date and the abandonment or termination of this Agreement pursuant to Article VI or otherwise (the “Release Time”):

(a)

Access to Books and Records.    BUYER  will  afford  the  officers,  directors,  employees, counsel,  agents,  investment bankers, accountants,  and other representatives of  the  Seller Parties or any of its subsidiaries or lenders, upon the reasonable request of the Seller Parties, free and full access to the books and records of the BUYER, will permit them to make extracts   from and copies of such books and records, and will from time to time furnish the Seller Parties  with such additional  financial  and  operating  data  and  other  information  as to  the  financial  condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Subject  Property  as the Seller  Parties may  from time to  time reasonably  request  in  order  to  consummate the transactions contemplated by this Agreement.

(b)

Performance of Covenants Prior to the Closing.  BUYER will act in good faith so  that at the Closing Date no covenant or agreement of any Seller Party under this Agreement will  be breached, and no condition in this Agreement to be performed on the party of Sellers will remain unfulfilled by reason of the actions or omissions of any Seller Party.

(c)

Advise of Material Occurrences.  Until the Release Time, each of the BUYER will endeavor, in the exercise of good faith efforts, promptly advise the Seller Parties of any material  fact or  occurrence or  any pending or  threatened material occurrence of  which either  BUYER  knowledge and which (if existing and known at the date of the execution of this Agreement) either has reason to believe would have been required to be set forth or disclosed in or pursuant to this  Agreement,  which (if existing and known at  any time prior to or  at the Closing Date) either BUYER has reason to believe would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence,  or which (if existing and known at the time of the Closing Date) either BUYER has reason to believe would cause a condition to any party’s obligations under this Agreement not to be fully satisfied and make any of the statements provided by BUYER with respect to the Subject Property that would be required to be stated in a Registration Statement or Exchange Act Filing (under Regulation S-K) not true and correct in all material respects or omit any material fact which any Seller Party has reason to believe would make the statements made  therein not true and correct in all material respects.

(d)

Filing of Registration Statement. The BUYER will use its commercially reasonable efforts to file the Registration Statement and have the Registration Statement declared effective in accordance with the Securities Act in a manner that does not cause liability under Section 11 of the Securities Act, or in lieu of filing the Registration Statement, file the Exchange Act Filing.

(e)

Transfer of Loan from Guaranty.  Seller entered into that certain loan agreement with Jersey Walk Phase 1, LLC dated September 26, 2018 (the “Second Loan” and “Second Loan Documents”). Buyer is terminating the Second Loan.

(f)

Pursuant to the Second Loan, David Kramer, Martin Zecler, Moshe Glatzer, Dov Zabrowsky and Yaakov Glatzer signed a non-recourse guaranty of the same date (the “Guarantors” and Guaranty”).  Buyer agrees that immediately upon the execution of this Agreement Buyer will cause the Guaranty to be terminated and will cause that the Guarantors be released from any obligations under the Guaranty or the Second Loan Documents.

Section 5.03

Indemnity and Escrow.

(a)

Indemnification.

(i)

Indemnification.

(B) The  BUYER,  jointly and  severally,  agree to indemnify  and hold harmless the Sellers for any and all Losses, actually suffered or incurred by the Sellers (a “Seller Indemnified Party”) arising from or related to any breach or default by the BUYER of any of the representations and warranties or covenants made by or on behalf of any the BUYER or in any instrument, certificate or affidavit delivered by the BUYER, under claims made by a Seller; provided that the amount of the indemnity in this Section 5.03(a) shall not exceed the value (as ascribed under Section 5.03(a)(iii)) of the Transaction Shares issued as consideration. BUYER further indemnifies Seller and Guarantors from any damage, loss or costs suffered as a result of any breach by Buyer of the First Loan or the Second Loan.

(C) Any party entitled to indemnification under this Section 5.01(a)(i) shall provide notice of a claim (“Indemnification Claim”) for indemnification, which notice shall describe in reasonable detail of the claim and the estimated amount of the Loss. Such notice of an Indemnification Claim shall be provided promptly after knowledge of such claim, provided the failure to provide such prompt notice shall not relieve the indemnifying party of its obligations under this Section 5.03(a) other  than to  the  extent  that  the indemnified party is actually prejudiced and no claim shall be made after the applicable Time Bar.  The BUYER and the Sellers will negotiate in good faith any such Indemnification Claim to settle such Indemnification Claims.

(D) The SELLER shall have the right to control the defense of any claim for indemnification for any Losses arising from or related to the Subject Lien, the First Loan or the Second Loan, including any right of any Person to any of the Sold Interests or rights therein or distributions therefrom and may settle any such claim without the approval of any Seller Party.

The indemnified party shall have the right to control the defense of any claim for indemnification for any Losses arising from or related to any other matter with counsel selected by the indemnified party that is acceptable to the indemnifying party, which acceptance shall not be unreasonably withheld, delayed or conditioned. Each of the parties to this agreement and their Affiliates shall provide reasonably assistance in the defense of any claim underlying a right for which indemnification under this Section 5.03 is provided. Other than with respect to claims underlying Losses arising from or related to the Subject Lien, including any right of any Person to any of the Sold Interests or rights therein or distributions therefrom, an indemnified Person shall not settle an underlying claim giving rise to such indemnification under this Agreement  without  the  prior  consent  of  the indemnifying party, which consent shall  not  be  unreasonably  withheld,  delayed  or  conditioned, unless such settlement provides only for monetary relief and provides for full settlement of such claim.

(E) The rights to indemnification of a Person may not be assigned to any other Person and no other Person is a third party beneficiary of such rights.

(F) For the purposes of this Agreement, the term “Time Bar” means the following:

(1)

With respect to claims under Section 4.01:

(I)  Within  the  applicable  statute  of  limitations, with respect to subsections (a),(b), (c), (l), (n), (q) and (s); and

(II)  By January 30, 2022, with respect to all other subjections of Section 4.01;

(2)

With respect to claims under Section 4.02:

(I)  Within  the  applicable  statute  of  limitations,  with respect to subsections (a),(b), (c), (d) (k), (m), (p) and (q); and

(II)  By January 30, 2022, with respect to all other subjections of Section 4.02.

(ii

(iii)

Payment of Claims.

(A) All obligations of a Seller Party under this Section 5.03 may be paid, at the election of the BUYER or the applicable Seller Party, by the payment of Transaction Shares to the BUYER, which  shares shall  be held  in  the treasury of the BUYER or  cancelled at the option of  the  BUYER.  If  Transaction  Shares  are  used  to  pay  the indemnification obligations under this Section 5.03, then  the  deemed  value  of  the:  Common Stock is $15.00 (Fifteen Dollars USD) per share.

(iv)

Notwithstanding the provisions of Section 5.03(a):

(A)   the  aggregate amount payable  to that may be paid  to all of the BUYER Indemnification Parties shall not exceed the amount of the Purchase Price;

(B)   the aggregate amount payable to that may be paid to all of the Seller Indemnification Parties shall not exceed the amount of the Purchase Price; and

(C)  no claim for indemnification under this Section 5.03(a), other than  with respect to  a  claim  under  Section  5.03(a)(ii),  may  be  made  by  the  BUYER  Indemnification Parties unless and until the aggregate amount of Losses is at least $25,000, and the indemnifying parties shall be liable for the obligations to indemnify the BUYER Indemnified Parties (or the Seller Indemnified Parties, as the case may be) for all Losses of such indemnified parties, if the aggregate amount of Losses is at least $25,000.

(v)

Any Person that takes or acquires any of the Transaction Shares shall, as a  condition to any such transfer and assignment, have an obligation under this Section 5.03 for the indemnification of the BUYER Indemnified Parties to the fullest extent of the transferor of such  Transaction  Shares,  solely to the limit of  transferring such  shares  in accordance with Section  5.03(a)(iii) or  the proceeds of such shares; provided such liability under this Section 5.03(a)(v)  shall expire on the First Release Date.

Section 5.04

INTENTIONALLY OMITTED

Section 5.05

INTENTIONALLY OMITTED

VI. CONDITIONS; ABANDONMENT AND TERMINATION

Section 6.01

Rights of the BUYER. The BUYER shall have the right to abandon the transactions contemplated by this Agreement or terminate this Agreement at any time or for any reason or no reason at the discretion of the BUYER, in its sole and absolute discretion, if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

(f)   Information for the Registration Statement.  The BUYER shall be satisfied that the 793 information provided by any of the Sellers for inclusion in the Registration Statement satisfies the 794 requirements of Section 10 of the Securities Act.

(g)   Representations and Warranties.   The representations and warranties of the Seller  Parties shall be true and correct in all material respects.

Section 6.02

Rights of the Seller Parties.  Each Seller Party shall  have the right to   abandon the transactions contemplated by this Agreement or terminate this Agreement at any time  or for any reason or no reason at the discretion of Seller, in its sole and absolute discretion, if the Closing has not occurred on or prior to January 30th, 2019 or such other date as agreed by Seller and the BUYER. prior to the Closing Date if any of the following conditions shall not be true or  shall not have occurred:

(a)   Approval  of  BUYER.    All  actions,  proceedings,  instruments,  and  documents required by the BUYER to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the Seller Parties, and the BUYER shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

(b)   Legal  Proceedings.   At  the Closing Date,  there shall  not  be pending any legal   proceeding relating to, or  seeking to prohibit or  otherwise challenge the consummation of, the  transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(c)   Laws.   As of the Closing Date, there shall not have been any action taken, or any  law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated  by this  Agreement by any federal, state,  local, or other governmental authority or  by any court or other tribunal, including the entry of a  preliminary or permanent injunction, which, in the reasonable judgment of the Seller Parties, (i)  makes this Agreement, or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in  the ability  of  Seller Parties to consummate the transactions contemplated  by  this  Agreement, or (iii) otherwise  prohibits,  restricts,  or  delays  consummation  of  the transactions contemplated by this Agreement  or  materially impairs  the  contemplated benefits  to the Seller  Parties of this Agreement, or any of the transactions contemplated by this Agreement.

(d)  Third Party Approvals. All required written approvals to this Agreement and to the execution, delivery, and performance of this Agreement by the BUYER have been obtained.

(e)    Representations  and  Warranties.     The  representations  and  warranties  of  the  BUYER shall be true and correct in all material respects.

Section 6.03

Effect  of  Abandonment.  If  the  transactions  contemplated   by   this Agreement are abandoned or  this Agreement is terminated as provided for  in Article VI, this    Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on  the part of any officer, director,  controlling   person (if any), employee, counsel, agent, or stockholder or partner thereof.

VII. MISCELLANEOUS

Section 7.01 Further Actions. At any time and from time to time, each party agrees to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.  Whenever the consent, approval or acceptance of any party to this Agreement is required or permissible hereunder, unless expressly provided to the contrary, such consent, approval or acceptance shall not be unreasonable withheld, conditioned or delayed.

Section 7.02 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) The first Business Day after the mailing of such notice through Federal Express or UPS next day delivery, (c) the second (2nd) business day following the date of delivery to a United States internationally recognized overnight courier service, or (d) upon actual receipt or refusal by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. For the purposes herein, “business day” means a day on which the Federal Reserve Bank of New York is open for regular business.

Section 7.03 Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing Date, in addition to any other right or remedy available to it, to seek an injunction restraining such breach or threatened breach and to seek specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be   required in connection therewith.

Section 7.04 Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among   them concerning such subject matter.  This Agreement shall only be modified by the written    agreement of all parties.

Section 7.05 Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any  term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this   Agreement.   Any waiver must be in writing and be authorized by a resolution of the Board of    Directors or by an officer of, or other authorized person with respect to, the waiving party.

Section 7.06 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

Section 7.07 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

Section 7.08 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 7.09 Governing Law.

(a)   New Jersey Law.   All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey.   Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be, except to the extent otherwise   required by applicable law, commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute  hereunder  or in connection  herewith or with  any transaction  contemplated  hereby  or  discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it  is not  personally subject  to the jurisdiction of  any such court,  that  such suit,  action  or  proceeding is improper or is an inconvenient venue for such proceeding.

(b)

(c)   Attorney’s Fees.    If  one  or  more  parties  shall  commence  an  action,  suit  or  proceeding to enforce any provision of this Agreement, the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding.

(d)    Limitation on Remedies.   Notwithstanding any provision contained herein to the  contrary, in no event shall any party to this Agreement be entitled to bring an action or claim against any other party to this Agreement for punitive, special, consequential, benefit of the bargain or lost profits damages it being expressly acknowledged and agreed to by the parties hereto that any Loss or other costs, claims, damages, expenses, losses or liabilities for which a party is entitled to pursue under this Agreement, including, without limitation, based upon a right of indemnification, shall be limited to reasonable and actual compensatory damages and related costs and expenses.

Section 7.10

WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it  being understood that the parties need not sign the same counterpart. In the event that any signature is  delivered  by facsimile  transmission  or  by e-mail  delivery of a “.pdf” format data file,  such signature shall create a valid and binding obligation of the party executing (or on whose behalf   such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.12  Severability.   If  any  term,  provision,  covenant  or  restriction  of  this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant  or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any  of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 7.13 Certain Defined Terms.

(a)   “Affiliate” shall have the meaning ascribed to such term under the regulations promulgated under the Securities Act.

(b)   “Material Adverse Effect” means any circumstance, change in, or effect on the Business, the specified Person (on a consolidated or combined basis to the extent applicable) and any of the following events or transactions shall be deemed to be material:

(i)

Constitutes a payment of cash or loss in value that is $25,000 or more;

(ii)

Would adversely affect the ability of the specified Person to operate or conduct its business in the manner in which it is currently operated or conducted by such Person or has been operated since January 1, 2018;

(iii)

With respect to any Seller:

(A)

Creates or permits a Lien on the Sold Interests (other than the Subject Liens);

(B)

(i)

“Material Contracts” means any agreement regarding the Underlying Property that:

(ii)

provides for consideration in the aggregate or during any calendar year of $50,000 or more;

(v)

; or

1.  Alpha shall have Five business days from the closing date of this agreement to facilitate the mechanics of the internal parts of this acquisition such as sending stock certs, etc. and in the event that Buyer does not meet this condition then this agreement is deemed null and void.

IN WITNESS WHEREOF, this Agreement has been executed by duly authorized individuals on behalf of each of the parties hereto as of the date first above written.

SELLERS

CMT Developers, LLC

By:

CMT Developers, LLC

By:

Name:

[Signatures Continued on the Next Page]

ALPHA Investment Incorporated

a ________________ corporation

By:

Name:

Title:

Annex A

Defined Term	Section

“Agreement”	Preamble

“Breaking Ground”	Section 1.02(e)
“business day”	Section 7.02
“Closing Date”	Section 3.01
“Closing”	Section 3.01
“Code”	Section 4.01(i)
“Common Stock”	Recitals
“Convertible Security”	Section 4.01(b)
“Earn Out Agreement”	Section 1.02(e)
“Environmental Laws”	Section 4.01(l)
“ERISA”	Section 4.01(j)
“Escrow Account”	Section 5.03(a)
“Escrow Agreement”	Section 5.03(a)
“Escrowed Shares”	Section 5.04
“Exchange Act Filing”	Recitals
“Exchange Act”	Recitals
“Expected Mortgage Amount”	Recitals
“First Release Date”	Error! Reference source not found.
“First Revenues”	Section 1.02(e)
“GAAP”	Error! Reference source not found.
“Alpha Bylaws”	Section 4.02(a)
“Alpha Charter”	Section 4.02(a)
“Alpha Disclosure Letter”	Section 4.02
“Alpha Holdings”	Recitals
“Alpha Permits”	Section 4.02(g)
“Alpha Realty Investments”	Recitals
“Governmental Entity”	Section 4.01(b)
“Hazardous Materials”	Section 4.01(l)
“Indemnification Claim”	Section 5.03(a)(i)(C)
“Law”	Section 4.01(b)
“Liability”	Section 4.01(f)
“Liens”	Section 1.01(b)
“Liens”	Section 1.01(b)
“Loss”	Error! Reference source not found.
“Maximum Seller Mortgage Amount”	Recitals

“Order”	Section 4.01(b)

Defined Term	Section
“Override Escrow Provisions”	Error! Reference source not found.
“Partnership Agreement”	Error! Reference source not found.
“Person”	Recitals
“Prior Registration Statement”	Section 4.02(n)
“Purchase Price”	Section 1.02(a)
“Registration Statement”	Recitals
“BUYER Indemnified Party”	Section 5.03(a)
“BUYER”	Preamble
“Release Date”	Error! Reference source not found.
“Release Time”	Section 5.01(a)
“Sale”	Section 1.01(a)
“SEC”	Recitals
“Second Release Date”	Error! Reference source not found.
“Securities Act”	Recitals
“Seller Bylaws”	Section 4.01(a)
“Seller Charter”	Section 4.01(a)
“Seller Disclosure Letter”	Section 4.01
“Seller Parties”	Recitals
“Seller Permits”	Section 4.01(h)
“Seller”	Preamble

“Sold Entity Subsidiary”	Recitals
“Sold Entity”	Recitals
“Sold Interests”	Section 1.01(a)
“Subject Liens”	Section 1.01(b)
“Subject Property Debt”	Recitals
“Subject Property”	Recitals
“Tax Returns”	Section 4.01(i)
“Taxes”	Section 4.01(i)
“Transaction Shares”	Recitals
“Underlying Property”	Recitals

Schedule 1.01(b)

Description of the Subject Liens

Schedule 1.02

To be provided by the Sellers in form and substance reasonably acceptable to the BUYER. The Transaction Shares will not be issued until the Sellers so provide the schedule and the payment direction letter referred to in Section 1.02(a).

Schedule 1.05

Schedule 2.02

Other Permitted Liens

None

Disclosure Schedules of the Seller

Section 4.01(a)

Jurisdictions of Seller Parties

California

New York

Section 4.01(c)(v)(A)

Seller consents and approvals that are required

None.

Section 4.01(g)

Other Liabilities

None

Section 4.01(j)

Litigation

None

Section 4.01(k)

Taxes

None

Section 4.01(n)

Environmental Matters

None

Section 4.01(p)(i) 52

None

Alpha Disclosure Schedule

Section 4.02(a)

Jurisdictions of the BUYER

Delaware

Section 4.02(i)

Litigation

Exhibit I

Exhibit II

Form of Escrow Agreement

[Attached hereto]